Exhibit 99.1

OneStream Announces Second Quarter 2024 Financial Results

Birmingham, Mich. (BUSINESS WIRE)—September 3, 2024—OneStream, Inc. (Nasdaq: OS), the leading enterprise Finance management platform that modernizes the Office of the CFO by unifying core finance and operational functions -- including financial close, consolidation, reporting, planning and forecasting, today announced financial results for its second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights

•
Total Revenue: $117.5 million, an increase of 36% year-over-year.
•
Subscription Revenue: $103.1 million, an increase of 44% year-over-year.
•
GAAP Loss from Operations and Operating Margin: GAAP operating loss was $11.6 million compared to a loss of $16.2 million for the second quarter of 2023, and GAAP operating margin was (10)% compared to (19)% for the second quarter of 2023.
•
Non-GAAP Operating Loss and Non-GAAP Operating Margin: Non-GAAP operating loss was $8.7 million compared to a loss of $13.3 million for the second quarter of 2023, and non-GAAP operating margin was (7)% compared to (15)% for the second quarter of 2023.

"Our strong top line growth in the second quarter underscores our continued momentum in the first half of the year, including achieving positive cash flow from operations and free cash flow for the third quarter in a row," said Tom Shea, CEO of OneStream. "Our growth trajectory reflects what’s happening in the world of Finance today. CFOs are being asked to strategically guide the business towards growth against an economically volatile backdrop. We are in a solid position to empower the Office of the CFO with the operating system for modern finance and we remain committed to helping Finance leaders around the world effectively steer their businesses."

Recent Developments and Business Highlights

•
Initial Public Offering. On July 25, 2024, the Company completed its initial public offering (the “IPO”) of 28,175,000 shares of Class A common stock, including shares sold by the Company and the selling stockholders, and the full exercise of the underwriters’ option to purchase additional shares. Net proceeds to OneStream from the offering were $352.9 million after deducting underwriting discounts and commissions.
•
Splash User Conference. A record-breaking crowd at the OneStream Splash annual user conference in Las Vegas witnessed the unveiling of a dozen new innovations, including Advanced Narrative Reporting, a certified Microsoft Power BI Connector, a rapid-deployment CPM Express, expanded Sensible AI and Machine-Learning capabilities, and new partner solutions built atop the OneStream platform, including Infinity Sales Performance Management.
•
OneStream Workplace Awards. OneStream was named a 2024 Inspiring Workplaces in both North America and in the United Kingdom. These awards come on the heels of being named a USA Today 2024 Top Workplace.

Financial Outlook

OneStream is providing the following guidance for the third quarter of 2024 and the full year 2024:

	Q3'24	FY24
Total Revenue	$123M - $125M	$476M - $480M
Non-GAAP Operating Margin	(2)% - 0%	(5)% - (1)%
Non-GAAP Net Loss per Share	$(0.01) - $0.01	$(0.05) - $0.01

OneStream has not provided a reconciliation of its forward outlook for non-GAAP operating margin and non-GAAP net loss per share to their most directly comparable GAAP financial measures in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. OneStream is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate these non-GAAP financial measures, particularly related to stock-based compensation and its related tax effects.

Earnings Webcast Information

OneStream will host a conference call for analysts and investors to discuss its financial results for the second quarter of 2024 and its outlook for the third quarter of 2024 and full year 2024 today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time. A webcast replay will be available on the Investor Relations Section of OneStream’s website following the call.

Date:	Tuesday, September 3, 2024
Time:	4:30 p.m. ET / 1:30 p.m. PT
Webcast:	https://investor.onestream.com

Upcoming Conferences

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Citi 2024 Global TMT Conference
Thursday, September 5, 2024 at 3:50 p.m. ET / 12:50 p.m. PT
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Goldman Sachs Communacopia & Technology Conference
Wednesday, September 11, 2024 at 11:10 a.m. ET / 8:10 a.m. PT

Sessions offering a webcast will be available on the Investor Relations section of the OneStream website at https://investor.onestream.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained in this press release include, but are not limited to, the financial outlook for total revenue, non-GAAP operating margin and non-GAAP net loss per share provided for the third quarter ending September 30, 2024 and the year ending December 31, 2024. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. Some of these risks are described in greater detail in our Prospectus dated July 23, 2024, filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2024, and in the other documents we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which we expect to file with the SEC on or around the date of this press release. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements we may make. These factors may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not rely on these statements or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss per share and free cash flow, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Operating Loss

We define non-GAAP operating loss as loss from operations adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense and amortization of acquired intangible assets.

Non-GAAP Operating Margin

We define non-GAAP operating margin as non-GAAP operating loss as a percentage of total revenue.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss as net loss adjusted for non-cash, non-operational and non-recurring items, including equity-based compensation expense and amortization of acquired intangible assets. We define non-GAAP net loss per share as non-GAAP net loss divided by weighted-average shares outstanding.

Free Cash Flow

We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment.

Presentation of Financial Measures

This press release presents historical results, for the periods presented, of OneStream Software LLC, the predecessor of OneStream, Inc. for financial reporting purposes. The financial results of OneStream, Inc. have not been included in this press release as it had no material assets or liabilities and no material business transactions or activities during the periods presented. Accordingly, these historical results do not purport to reflect what the results of operations of OneStream, Inc. or OneStream Software LLC would have been had the IPO and related reorganization transactions occurred prior to such periods.

About OneStream

OneStream is how today's Finance teams can go beyond just reporting on the past and Take Finance Further by steering the business to the future. It's the leading enterprise finance platform that unifies financial and operational data, embeds AI for better decisions and productivity, and empowers the CFO to become a critical driver of business strategy and execution.

We deliver a comprehensive cloud-based platform to modernize the Office of the CFO. Our Digital Finance Cloud unifies core financial and broader operational data and processes and embeds AI for better planning and forecasting, with an extensible architecture, so customers can adopt and develop new solutions, achieving greater value as their business needs evolve.

With over 1,400 customers, including 15% of the Fortune 500, more than 250 go-to-market, implementation, and development partners and approximately 1,400 employees, our vision is to be the operating system for modern finance. To learn more, visit onestream.com.

Investor Relations Contacts

INVESTOR CONTACT

Anne Leschin
VP, Investor Relations and Strategic Finance

OneStream
investors@onestreamsoftware.com

MEDIA CONTACT

Victoria Borges
Media Relations Contact

OneStream

media@onestreamsoftware.com

CONDENSED Consolidated Balance SheetS

(in thousands, except unit amounts)

(Unaudited)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$140,515	$117,087
Accounts receivable, net	92,913	107,308
Unbilled accounts receivable	29,588	31,519
Deferred commissions	19,113	17,225
Prepaid expenses and other current assets	9,375	13,098
Total current assets	291,504	286,237
Unbilled accounts receivable, noncurrent	1,817	2,009
Deferred commissions, noncurrent	41,344	41,030
Operating lease right-of-use assets	17,237	18,559
Property and equipment, net	10,730	10,266
Intangible assets, net	3,117	—
Goodwill	9,071	—
Other noncurrent assets	4,869	3,458
Total assets	$379,689	$361,559
Liabilities and members’ equity
Current liabilities:
Accounts payable	$24,663	$8,274
Accrued compensation	25,446	22,436
Accrued commissions	5,961	10,158
Deferred revenue, current	193,519	177,465
Operating lease liabilities, current	3,017	2,505
Other accrued expenses and current liabilities	9,950	11,532
Total current liabilities	262,556	232,370
Deferred revenue, noncurrent	3,330	5,141
Operating lease liabilities, noncurrent	16,118	17,522
Other noncurrent liabilities	167	—
Total liabilities	282,171	255,033
Commitments and contingencies
Members’ equity:
Convertible preferred units	209,733	209,733
Members’ capital: common units	75,649	71,573
Accumulated other comprehensive loss	(900)	(625)
Accumulated deficit	(186,964)	(174,155)
Total members’ equity	97,518	106,526
Total liabilities and members’ equity	$379,689	$361,559

CONDENSED Consolidated StatementS of Operations

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Subscription	$103,133	$71,843	$198,820	$135,921
License	6,905	6,652	13,084	13,444
Professional services and other	7,463	8,009	15,888	15,958
Total revenue	117,501	86,504	227,792	165,323
Cost of revenues:
Subscription	26,515	17,939	49,621	33,881
Professional services and other	10,460	10,784	21,382	20,610
Total cost of revenue	36,975	28,723	71,003	54,491
Gross profit	80,526	57,781	156,789	110,832
Operating expenses:
Sales and marketing (1)	52,216	46,744	100,525	94,015
Research and development (1)	19,952	13,226	36,876	25,755
General and administrative (1)	19,929	14,058	36,339	28,785
Total operating expenses	92,097	74,028	173,740	148,555
Loss from operations	(11,571)	(16,247)	(16,951)	(37,723)
Interest income, net	1,661	1,046	3,297	1,569
Other income (expense), net	2,391	5	1,491	(1,822)
Loss before income taxes	(7,519)	(15,196)	(12,163)	(37,976)
Provision for income taxes	331	175	646	470
Net loss	$(7,850)	$(15,371)	$(12,809)	$(38,446)

(1) Includes equity-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of professional services and other	$—	$—	$—	$15
Sales and marketing	918	1,894	1,274	3,123
Research and development	1,149	105	1,254	309
General and administrative	652	933	1,304	2,213
Total equity-based compensation	$2,719	$2,932	$3,832	$5,660

CONDENSED Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(12,809)	$(38,446)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,545	1,460
Bad debt expense	1,560	814
Noncash operating lease expense	1,394	1,410
Amortization of deferred commissions	9,492	7,724
Equity-based compensation	3,832	5,660
Other noncash operating activities, net	(2,037)	1,690
Changes in operating assets and liabilities:
Accounts receivable, net	14,957	13,403
Deferred commissions	(11,694)	(10,697)
Prepaid expenses and other assets	2,637	(5,766)
Accounts payable	14,133	(3,282)
Deferred revenue	14,242	24,088
Accrued and other liabilities	(3,598)	784
Net cash provided by (used in) operating activities	33,654	(1,158)
Cash flows from investing activities:
Purchases of property and equipment	(1,100)	(1,444)
Acquisition of business, net of cash acquired	(7,594)	—
Sales of marketable securities	—	87,247
Net cash (used in) provided by investing activities	(8,694)	85,803
Cash flows from financing activities:
Payments of deferred offering costs	(1,045)	—
Principal payments on finance lease obligation	—	(46)
Proceeds from exercise of common unit options	—	247
Repayments of borrowings on revolving credit facility	—	(3,500)
Net cash used in financing activities	(1,045)	(3,299)
Effect of exchange rate changes on cash and cash equivalents	(487)	201
Net increase in cash and cash equivalents	23,428	81,547
Cash and cash equivalents - Beginning of period	117,087	14,687
Cash and cash equivalents - End of period	$140,515	$96,234

Reconciliation of non-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Operating Loss

	Three Months Ended June 30,
	2024	2023
	(in thousands)
Loss from operations	$(11,571)	$(16,247)
Equity-based compensation expense	2,719	2,932
Amortization expense	183	—
Non-GAAP operating loss	$(8,669)	$(13,315)

Non-GAAP Operating Margin

	Three Months Ended June 30,
	2024	2023
	(in thousands)
Operating margin	(10)%	(19)%
Equity-based compensation expense	2%	3%
Amortization expense	—	—
Non-GAAP operating margin(1)	(7)%	(15)%

(1) Non-GAAP operating margin may not foot due to rounding.

Free Cash Flow

	Three Months Ended June 30,
	2024	2023
	(in thousands)
Net cash provided by operating activities	$8,114	$798
Purchases of property and equipment	(410)	(1,024)
Free cash flow	7,704	(226)
Net cash used in investing activities	$(8,004)	$(1,024)
Net cash used in financing activities	$(694)	$(19)